NEWS FROM:		Exhibit 99.1

GRIFFIN LAND & NURSERIES, INC.	CONTACT:
Anthony Galici
Chief Financial Officer
(860) 653-4541

GRIFFIN’S 2013 ANNUAL MEETING OF STOCKHOLDERS

NEW YORK, NEW YORK (May 14, 2013) Griffin Land & Nurseries, Inc. (Nasdaq: GRIF) (“Griffin”) will hold its 2013 Annual Meeting of Stockholders today. Frederick M. Danziger, Griffin’s Chairman and Chief Executive Officer, will update stockholders at the Annual Meeting on Griffin’s current activities.

Mr. Danziger will state that Griffin Land, Griffin’s real estate business, expects to sign a full building lease in the near future for the new 228,000 square foot warehouse facility in the Lehigh Valley of Pennsylvania that was completed in the latter part of fiscal 2012. Mr. Danziger will state that, although nothing is assured until there is a signed lease, in the event that Griffin Land executes the expected lease for the new Lehigh Valley warehouse facility, Griffin Land plans to obtain a mortgage loan on that building and use the mortgage proceeds to build a second building on the same Lehigh Valley land parcel. Mr. Danziger will state that the second building would contain approximately 300,000 square feet. Mr. Danziger will state that, as previously reported, Griffin Land purchased a second site in the Lehigh Valley of Pennsylvania that is expected to support two buildings aggregating slightly more than 500,000 square feet. Mr. Danziger will report that the permitting for these two buildings is underway and is expected to ultimately be approved.

Mr. Danziger will state that Griffin Land’s Connecticut industrial development and leasing operations are currently slower than the Pennsylvania development operations. Mr. Danziger will state that Griffin Land has leased some space during the first quarter of this year but, until very recently, few potential users have considered Griffin Land’s currently unleased industrial space in Connecticut. Mr. Danziger will report that, very recently, there has been an uptick in consideration of Griffin’s buildings, but it is far too early to determine if the recent increase in activity will result in any signed leases.

Mr. Danziger will report that the leasing of Griffin Land’s office and flex space has been very satisfactory last year and into the first part of this year, as Griffin Land now has approximately 95% of its office and flex space under lease. Mr. Danziger will state that Griffin Land’s efforts over the last several years have resulted in this level of leasing, despite the relatively weak office market in the Hartford area.

Mr. Danziger will then report on land sales both for home building and commercial development. Mr. Danziger will state that, as previously reported, Griffin Land had two sales of undeveloped land and one building sale last year. Mr. Danziger will report that currently, we have had some interest in other substantial land transactions, but that no transaction appears to be probable in the near-term at this time, however, it is always difficult to judge the intentions of a possible buyer.

Mr. Danziger will then state that, despite the cold late spring this year, Imperial Nurseries, Griffin’s landscape nursery business, is near its spring sales plan at this point in the season and ahead of last year’s sales at this time. Mr. Danziger will report that Imperial’s sales to its garden center customer segment continued to increase as a percentage of Imperial’s total sales. Mr. Danziger will state that Imperial has directed its sales efforts to the garden center customer segment, where Imperial obtains its best pricing. Mr. Danziger will report that despite the great efforts of the Imperial team that business continues to have difficulty providing an adequate return on investment to Griffin.

Mr. Danziger will also address a recently issued report by Institutional Shareholders Services (“ISS”) that recommended a withhold vote for all directors nominated by Griffin. Mr. Danziger will state that the sole basis for the ISS recommendation is the disclosure in Griffin’s proxy statement that certain members of the Cullman and Ernst Group have pledged an undisclosed portion of their stock as security for loans, and, in particular, that the specific number of shares that were pledged was not disclosed. Mr. Danziger will state that only a very small amount of Griffin stock had been pledged by certain members of the Cullman and Ernst Group. Mr. Danziger will further state that as of today, none of the Griffin stock held by the Cullman and Ernst Group is pledged as security.

Griffin operates a real estate business, Griffin Land, and Imperial Nurseries, Inc., its landscape nursery business. Griffin also has an investment in Centaur Media plc, a public company based in the United Kingdom and listed on the London Stock Exchange.

Forward-Looking Statements:

This Press Release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements include the statements concerning Griffin’s expectation to sign a full building lease for the new warehouse facility in the Lehigh Valley, Griffin’s plan to obtain a mortgage loan for that building and the expected use of the proceeds of such loan, Griffin’s plans regarding future development of its Lehigh Valley properties, Griffin’s expectations regarding the approval of required permits, expectations regarding conditions in the real estate market in which Griffin Land operates, the leasing of currently vacant space, Griffin’s expectations regarding land sales, expected sales, pricing, and operating performance of Griffin’s Imperial Nurseries business, increasing Imperial’s sales to its garden center customer segment and other statements that are not historical facts. Although Griffin believes that its plans, intentions and expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such plans, intentions or expectations will be achieved. The projected information disclosed herein is based on assumptions and estimates that, while considered reasonable by Griffin as of the date hereof, are inherently subject to significant business, economic, competitive and regulatory uncertainties and contingencies, many of which are beyond the control of Griffin and which could cause actual results and events to differ materially from those expressed or implied in the forward-looking statements. Important factors that could affect the outcome of the events set forth in these statements are described in Griffin’s Securities and Exchange Commission filings, including the “Business”, “Risk Factors” and “Forward-Looking Information” sections in Griffin’s Annual Report on Form 10-K for the fiscal year ended December 1, 2012. Griffin disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this press release except as required by law.